SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant    |_|

Filed by a party other than the Registrant

    Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|X| Definitive Additional Materials

|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                              BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total Fee paid:

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing party:

    (4) Date filed:

                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116


                                                                November 2, 2001

                                  -- URGENT --

                               -- Time is Short --

Dear Fellow Limited Partner:

     Bond Purchase will end its consent solicitation on November 15, 2001. Regardless of the number of units you own it is imperative that you cast your vote to remove NAPICO as the general partner on or before November 15, 2001.

                          WHERE HAS ALL THE MONEY GONE?

     After almost 20 years of NAPICO management, if you can call that management, NAPICO claims success by virtue of essentially breaking even with tax write-offs. We call that a disaster. While holding approximately $5.6 million of your money for over 3 years, NAPICO claimed in a June 20, 2001 communication to you that it would distribute "...up to $3 million of your Partnership's cash reserves by year end..." It is now November 2, 2001 and there has been no further news of a distribution.

                                   -- TAXES --

     NAPICO claims it has been holding on to your cash for over 3 years because of an undefined, unexplained tax liability. You, the limited partner, have already paid taxes on the 5.6 million dollars. In addition, the issue of a future tax liability (recapture) is misleading because the Partnership Agreement clearly states that no assets can be sold unless the sale covers the tax liability.

     After spending hundreds of thousands of dollars of our own money we now have the books and records of the Partnership. We know what NAPICO has been doing with your cash. We urge you to ask them to tell you. And ask them to show you the books to prove it!

                             -- BOOKS AND RECORDS --

     We stand by our previous statements that (i) there are numerous questionable transactions contained in the Partnership documents we reviewed and
(ii) NAPICO used every tactic in the book to prevent us from disseminating our findings to you. Based on our experience with NAPICO, it would seem that even though every limited partner is entitled to have access to the Partnership's book and records, as a limited partner in a NAPICO managed partnership, you must sue to exercise your rights. -- NAPICO'S TIRED OLD REFRAIN --

     With its numerous repetitions of "Who is Bond Purchase?" and an out of context quote from a Missouri circuit court decision, NAPICO conveniently fails to tell you the facts about the Missouri lawsuit. After that lawsuit was resolved and Bond Purchase replaced the management at Nooney Realty Trust (now Maxus Realty Trust), Bond Purchase:

     o    reinstated a dividend that had been suspended for two years;

     o    increased the dividend after one year of management; and

     o sold a major asset owned by Nooney Realty Trust to a third party for 50% more than a Nooney affiliate was planning to pay before Bond Purchase took over Nooney.

     The above item represents a very similar situation to when NAPICO sold a REAL III asset to a NAPICO affiliate in 1998 without third party biddings. That asset sale in conjunction with other REAL partnership asset sales is the basis of a class action lawsuit against NAPICO initiated by four of your fellow limited partners unaffiliated with Bond Purchase. Ask NAPICO if Partnership assets, your assets, are being used by NAPICO to defend itself against its own limited partners in that lawsuit. And ask them to show you the books to prove it!

                         ------------------------------

     We will end this solicitation on November 15, 2001. If you have not taken the opportunity to vote on your BLUE consent form, please do so now. We have received the support of over 50% of the limited partnership units. However, we have no way of knowing if you inadvertently executed a white consent revocation card and returned it to NAPICO thereby negating your vote for Bond Purchase. You have every right to change your vote and only your latest dated, properly executed consent form will be voted. If you have not voted or are unsure if you have returned a revocation, please take this opportunity to mark, sign, date and return the enclosed BLUE consent form in the postage paid envelope provided or for your convenience you may fax your vote toll free 1.866.470.4300.

     If you have any questions or need assistance with voting your units, please contact N.S. Taylor & Associates, Inc. who is assisting us with this matter. They can be reached toll free at 1.800.711.8662.

     This letter is being mailed to limited partners on or about November 2, 2001.

     Thank you for your continued support.

                                                 Very Truly Yours,



                                                 Bond Purchase, L.L.C.

                               (form of consent)
                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

  THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT.

     The undersigned has received the Consent Solicitation Statement dated March 13, 2001, as amended September 25, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase."), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                          FOR     AGAINST     ABSTAIN

1. Removal of General Partners                    [ ]       [ ]         [ ]

2. Continuation of the Partnership  and           [ ]       [ ]         [ ]
   election of new general partner,  New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2001
                                                 (Important - please fill in)

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